UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2020

PTC THERAPEUTICS, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-35969	04-3416587
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Corporate Court
South Plainfield, NJ	07080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 222-7000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PTCT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 5, 2020, PTC Therapeutics, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Hydro Merger Sub, Inc., a Delaware corporation and a wholly owned, indirect subsidiary of the Company (“Merger Sub”), Censa Pharmaceuticals Inc., a Delaware corporation (“Censa”), and, solely in its capacity as the representative, agent and attorney-in-fact of the securityholders of Censa, Shareholder Representative Services LLC, a Colorado limited liability company. The Merger Agreement provides for the acquisition of Censa by the Company through the merger of Merger Sub with and into Censa, with Censa surviving as a wholly owned, indirect subsidiary of the Company (the “Merger”).  Censa is a privately-held biopharmaceutical company focused on the development of CNSA-001 for orphan diseases (the “Product”).

At the effective time of the Merger, by virtue of the Merger and without any action on the part of the holders of capital stock of Censa, all issued and outstanding shares of the capital stock and outstanding unexercised options of Censa will be converted into the right to receive, subject to customary adjustments, an aggregate of approximately (i) $10.0 million and (ii) up to 850,000 shares of the Company’s common stock, with certain non-accredited investors to be paid solely in cash.

In addition, pursuant to the Merger Agreement, Censa securityholders will be entitled to receive contingent payments from the Company based on (i) the achievement of certain development and regulatory milestones up to an aggregate maximum amount of $217.5 million for the Product’s two most advanced programs and receipt of a priority review voucher from the U.S. Food and Drug Administration as set forth in the Merger Agreement, (ii) $109 million in development and regulatory milestones for each additional indication of the Product, (iii) the achievement of certain net sales milestones up to an aggregate maximum amount of $160.0 million, (iv) a percentage of annual net sales during specified terms, ranging from single to low double digits of the applicable net sales threshold amount, and (v) any sublicense fees paid to the Company in consideration of any sublicense of Censa’s intellectual property to commercialize the Product, on a country-by-country basis, which contingent payment shall equal to a mid-double digit percentage of any such sublicense fees. Pursuant to the Merger Agreement, the Company has the option to pay the initial $30 million development milestone, for the completion of enrollment of a Phase 3 clinical trial for the Product for PKU, if achieved, in cash or shares of the Company’s common stock (the “Initial Milestone”).

The Merger Agreement contains customary representations, warranties and covenants of Censa and the Company, including covenants providing for each of the parties to use its reasonable best efforts to cause the Merger and the other transactions contemplated by the Merger Agreement to be consummated, and covenants requiring Censa, subject to certain exceptions, to carry on its business in the ordinary course of business during the period between the execution of the Merger Agreement and the closing of the Merger and prohibiting the Company from initiating, soliciting or otherwise facilitating any proposal or offer with any party other than the Company with respect to certain transactions involving Censa or any of its subsidiaries.

The Merger Agreement also contains customary indemnification provisions whereby the securityholders of Censa will indemnify the Company and certain affiliated parties for any losses arising out of breaches of the representations, warranties and covenants of Censa under the Merger Agreement, payments in connection with appraisal claims of Censa securityholders, taxes attributable to the period prior to the closing of the Merger and certain other matters. As partial security for the indemnification and purchase price adjustment obligations of Censa securityholders under the Merger Agreement, (i) $500,000 in cash of the cash consideration otherwise payable in the Merger to Censa securityholders will be placed in third party escrow until the final resolution of any adjustment to the purchase price, and (ii) $1.5 million of the cash consideration otherwise payable in the Merger to Censa securityholders, plus 85,000 shares of the Company’s common stock issuable to Censa securityholders in connection with the Merger, will be placed in a second, separate third party escrow to secure claims of the Company for indemnification under the Merger Agreement.  In addition, the Company has the right to set off any losses for which it is entitled to indemnification under the Merger Agreement or any amount it is owed in connection with any purchase price adjustment against any contingent payment to be made to the Censa securityholders; however such right of set-off is capped at no more than 50% of the amount of Initial Milestone (but not capped with respect to subsequent milestones). The aggregate indemnification obligations of the Censa securityholders under the Merger Agreement is capped at $100 million.

The Merger Agreement contains customary termination rights for both the Company and Censa, including, among others, for failure to consummate the Merger by the date that is four months after the date of the Merger Agreement.

The Merger Agreement includes customary closing conditions, including the requisite consent to the adoption of the Merger by Censa’s stockholders, receipt of certain third party consents and the absence of any proceeding, order or other restraint preventing or challenging the consummation of the Merger.

The above description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the terms of the Merger Agreement, filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The description of the common stock consideration under the terms of the Merger Agreement set forth in Item 1.01 is incorporated herein by reference.  In connection with the closing of the Merger, and if the Initial Milestone becomes payable and the Company elects to pay such payment in shares of its common stock, the Company will issue to the Censa securityholders the common stock consideration in connection with the Merger and, if applicable, the common stock in connection with the Initial Milestone, pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder.

Item 7.01. Regulation FD Disclosure

On May 6, 2020, the Company issued a press release in which it announced that it entered into the Merger Agreement. A copy of the press release is attached to this Report as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information set forth in or incorporated by reference into this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated May 5, 2020, by and among PTC Therapeutics, Inc., Hydro Merger Sub, Inc., Censa Pharmaceuticals Inc. and, solely in its capacity as securityholder representative, Shareholder Representative Services LLC

99.1	Press Release, dated May 6, 2020, issued by PTC Therapeutics, Inc.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

* Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

Cautionary Statement Concerning Forward Looking Statements

This Report contains forward-looking statements addressing the Merger and the other transactions contemplated in the Merger Agreement and any other statements about future expectations, prospects, estimates and other matters that are dependent upon future events or developments. All statements, other than those of historical fact, contained in this Report are forward-looking statements, including statements related to the Company’s expectations with respect to the closing of the Merger; the potential financial impact and benefits to the Company of the Merger, including with respect to the business of Censa to be acquired and the Company’s expectations with respect to contingent payments to the Censa securityholders based on net sales and sublicense fees and the potential achievement of development, regulatory and sales milestones and contingent payments to the Censa securityholders with respect thereto; the future expectations, plans and prospects for the Company; the Company’s strategy, future operations, future financial position, future revenues or projected costs; the integration of Censa’s operations; and the objectives of management.  Other forward-looking statements may be identified by the words “look forward”, “plan,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions.  The Company’s actual results, performance or achievements could differ materially from those expressed or implied by forward-looking statements it makes as a result of a variety of risks and uncertainties, including those related to: satisfaction of the conditions to closing the Merger (including the possible failure to obtain necessary Censa stockholder and related approvals) in the anticipated timeframe or at all; the Company’s ability to realize the anticipated benefits of the Merger, including the possibility that the expected benefits from the Merger will not be realized or will not be realized within the expected time period; negative effects of the announcement of the Merger Agreement on the market price of the Company’s common stock; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the Merger; other business effects, including the effects of industry, market, economic, political or regulatory conditions; changes in tax and other laws, regulations, rates and policies; the eligible patient base and commercial potential of CNSA-001; the integration of Censa’s operations; and the factors discussed in the “Risk Factors” section of the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K as well as any updates to these risk factors filed from time to time in the Company’s other filings with the SEC.   As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that any product or product candidate will receive or maintain regulatory approval in any territory, or prove to be commercially successful.  The forward-looking statements contained herein represent the Company’s views only as of the date of this Report and the Company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results or changes in plans, prospects, assumptions, estimates or projections, or other circumstances occurring after the date of this Report except as required by law. All website addresses given in this Report or incorporated herein by reference are for information only and are not intended to be an active link or to incorporate any website information into this Report.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Therapeutics, Inc.

Date: May 6, 2020	By:	/s/ Emily Hill
	Name:	Emily Hill
	Title:	Chief Financial Officer